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                                                                   EXHIBIT  8.1

                    KEGLER, BROWN, HILL & RITTER CO., L.P.A.
                 65 E. STATE STREET, SUITE 1800, CAPITOL SQUARE
                            COLUMBUS, OHIO 43215-4294
                                 (614) 462-5400


                                 April 26, 2000

Metretek Technologies, Inc.
1675 Broadway, Suite 2150
Denver, CO  80202

Gentlemen:

         We have acted as counsel to Metretek Technologies, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration for resale of (i) 7,000 shares of the Company's Series B Preferred Stock, par value $.01 per share ("Preferred Shares"), and (ii) 3,973,079 shares of the Company's common stock, par value $.01 per share ("Common Shares"), consisting of (a) 1,725,054 Common Shares issued prior to the date hereof and outstanding as of the date hereof (the "Outstanding Common Shares"), (b) 1,179,762 Common Shares issuable upon the conversion of 7,000 Preferred Shares, and (c) 1,086,263 Common Shares issuable upon the exercise of outstanding warrants (the "Warrants"), plus any additional Common Shares issuable upon conversion of the Preferred Shares pursuant to the terms of the Preferred Shares.

         This opinion is being furnished in accordance with the requirements of
Item 16 of Form S-3 and Item 601(b)(8) of Regulation S-B under the Securities
Act.

         In rendering our opinion, we have participated in the preparation of the Registration Statement. Our opinion is conditioned on, among other things, the initial and continuing accuracy of the facts, information, covenants and representations set forth in the Registration Statement and certain other documents and the statements and representations made by officers of the Company. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents. We also have assumed that the transactions related to the offering and resale of the Preferred Shares will be consummated in the manner contemplated by the Registration Statement. As to any facts material to the opinion expressed herein which we did not independently establish or verify, we have relied upon written or oral certificates, statements, representations and other documentation furnished to us by officers, employees and representatives of the Company, public officials and others without independent verification of the facts set forth therein.

         In rendering our opinion, we have considered the current provisions of the Internal Revenue Code of 1986, as amended (the Code"), Treasury regulations promulgated thereunder, rulings and other pronouncements of the Internal Revenue Service (the "IRS") currently in effect, and judicial decisions, all of which are subject to change, prospectively or retroactively. No assurance can be given that such changes will not take place, or that such changes would not affect the opinion expressed herein. Furthermore, our opinion represents only our best judgment of how a court would conclude if presented with the issues addressed herein and is not binding upon either the IRS or any court. Thus, no assurance can be given that a position taken in reliance on our opinion will not be challenged by the IRS or rejected by a court.


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Metretek Technologies, Inc.
April 26, 2000
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         Our opinion relates solely to the tax consequences specifically discussed under the heading "Federal Income Tax Consequences" in the Registration Statement under the federal income tax laws of the United States, and we express no opinion (and no opinion should be inferred) regarding any other tax consequences relating to the Preferred Shares under the laws of any jurisdiction.

         Based upon and subject to the foregoing, it is our opinion that the discussion set forth in the Registration Statement under the caption "Federal Income Tax Considerations," to the extent that it pertains to matters of law or legal conclusions constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the ownership and disposition of the Preferred Shares, subject to the limitations set forth therein.

         Except as set forth above, we express no opinion to any party as to the tax consequences, whether federal, state, local or foreign, of the Preferred Shares. This opinion is furnished to you solely for your benefit in connection with the Registration Statement and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person without our prior written consent.

         This opinion is expressed as of the date hereof, unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

         We hereby consent to the use of our name in the Registration Statement under the heading "Legal Matters" and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that are included in the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                Very truly yours,

                                /s/ Kegler, Brown, Hill & Ritter Co., L.P.A.